UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2023

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Woodward, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2023, Woodward, Inc. (the "Company") announced that William F. Lacey, 53, has been appointed as Chief Financial Officer (“CFO”) of the Company, effective May 8, 2023. Mark D. Hartman, the Company’s current CFO, has agreed to remain as CFO until the effective time of Mr. Lacey’s appointment. Mr. Hartman will depart the Company thereafter.

Mr. Lacey is an accomplished executive with a distinguished track record in financial, operations, and business leadership. Since February 2022, Mr. Lacey has served as Vice President of Finance for Books and Kindle Content at Amazon.com, Inc. Prior leadership roles include President and CEO of GE Lighting, a division of Savant Systems, Inc. (“Savant”) from July 2020 until February 2022, and as President and CEO of GE Lighting at General Electric Company (“GE”) from January 2016 through June 2020, at which time GE Lighting was acquired by Savant. Mr. Lacey had a successful 28-year career at GE serving in various other senior leadership roles, including as President and CFO of GE Home & Business Solution Lighting from 2011 until 2016, CFO of GE Healthcare Medical Diagnostic from 2007 until 2011, and as the CFO of GE Wind Energy from 2002 until 2005. Mr. Lacey holds a B.S. in Business Administration from Florida A&M University.

There is no arrangement or understanding between Mr. Lacey and any other persons pursuant to which Mr. Lacey was appointed as CFO. There are no family relationships between Mr. Lacey and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements for Mr. Lacey

In connection with his appointment, Mr. Lacey executed an Offer Letter (the “Offer Letter”) with the Company pursuant to which he will receive an annual base salary of $525,000, and will participate in the Company’s annual short-term incentive compensation plan (the “STI”), with an annual incentive pay target of 75% of his base salary ($393,750), with any STI payouts pro-rated for fiscal year 2023. Mr. Lacey will also participate in the Company’s long-term incentive compensation plan (the “LTI”), which will generally be comprised of annual equity awards in accordance with the Company’s LTI plan for its executives, as may be determined in the discretion of the Compensation Committee of the Company’s Board. Mr. Lacey’s aggregate grant date fair value compensation under the LTI for fiscal year 2024 will be $1,200,000. LTI awards granted to Mr. Lacey for future years, if any, will be determined in the discretion of the Compensation Committee.

Mr. Lacey will receive sign-on incentives in the form of (i) a one-time $400,000 cash payment (which he would be obligated to pay back to the Company if he voluntarily resigns from the Company within two years of his employment start date), (ii) a one-time RSU grant effective on or about August 21, 2023 with a grant date fair value of $720,000, with all such RSUs scheduled to vest on the third anniversary of the grant date subject to his continued employment, and (iii) a non-qualified stock option grant effective on or about August 21, 2023 with a grant date fair value of $480,000, the per share exercise price of which will be equal to the closing price of the Company’s stock on the Nasdaq Stock Market on the date of grant and which is scheduled to vest over four years at a rate of 25% per year. Mr. Lacey will also be eligible to participate in the Company’s benefits programs applicable to similarly situated employees. Further, Mr. Lacey will enter into the Company’s form Amended and Restated Executive Severance and Change in Control Agreement, a copy of which was previously publicly filed by the Company (see Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021) (such form, the “Executive Severance Plan”).

Compensatory Arrangements for Mr. Hartman

On April 5, 2023, Mr. Hartman entered into a separation and release agreement generally consistent with his preexisting participation in the Executive Severance Plan, as the circumstances of Mr. Hartman’s separation from the Company constitute a Qualifying Termination, as such term is defined thereunder. As such, Mr. Hartman is entitled to certain severance benefits under the Executive Severance Plan. Pursuant to the preexisting terms of such plan, Mr. Hartman will receive a lump sum cash severance of $892,500, representing the sum of Mr. Hartman’s (i) base salary in effect for fiscal year 2023, and (ii) annual target bonus previously established under the Company’s short-term annual incentive plan (the “STI Plan”) for fiscal year 2023. Because Mr. Hartman participated in both the STI Plan and the Company’s cash long-term incentive plan (the "Cash LTI Plan"), he will also receive prorated payment(s) under each such plan, if any, only if and to the extent the Company achieves previously established targets under each such plan. Specifically, with respect to the STI Plan, if any payout is to be made thereunder for fiscal year 2023, Mr. Hartman will receive a prorated payout equal to 60.27% of what Mr. Hartman otherwise would have earned under the STI Plan had he remained employed for the entirety of fiscal year 2023, such proration representing Mr. Hartman’s number of completed days in fiscal year 2023. Mr. Hartman will not be entitled to any additional payouts under the STI Plan following fiscal year 2023. With respect to the Cash LTI Plan, Mr. Hartman will receive payouts (if any) for three open Cash LTI performance cycles, with such payouts prorated at 86.76% for the cycle ending 2023, 53.38% for the cycle ending 2024, and 20.07% for the cycle ending 2025. The Company will provide Mr. Hartman a one-time payment of $50,000, approximating the value of (and in lieu of providing) continued healthcare benefits for a twelve-month period. Mr. Hartman will also receive (i) continued vesting of his outstanding equity awards that are scheduled to vest within 12 months following the effective date of his termination with the Company, and (ii) continued exercisability, for their respective remaining 10-year terms, of all of Mr. Hartman’s unexercised stock options. In addition, in order to provide an incentive for Mr. Hartman to remain CFO until May 8, 2023 (the anticipated effective date of Mr. Lacey’s appointment), and subject to Mr. Hartman not departing the Company on his own accord prior to such date, (i) all of Mr. Hartman’s outstanding equity awards previously granted to him that are not scheduled to vest within 12 months following the effective date of his termination with the Company will also continue to vest based on the original vesting schedule, and all such awards constituting stock options shall continue to be exercisable for their respective remaining ten-year terms. As provided in the Executive Severance Plan, all severance payments and benefits are conditioned upon Mr. Hartman timely signing, and not revoking, a separation agreement and release, which includes twelve-month non-competition and non-solicitation provisions, a release of claims in favor of the Company, and a non-disparagement provision.

The above description of the separation and release agreement is qualified in its entirety by the actual terms of such agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the period ending June 30, 2023.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1   Press Release of Woodward, Inc. dated April 5, 2023
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: April 5, 2023	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer